Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of August [•], 2013 by and between ADVENT SOFTWARE, INC., a Delaware corporation (the “Company”), and J.P. MORGAN SECURITIES LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as representatives (the “Representatives”) of the several Underwriters identified on Schedule 1 to the Underwriting Agreement (as defined below).

BACKGROUND

A.                                    Pursuant to an underwriting agreement expected to be entered into on or about August [•], 2013 (the “Underwriting Agreement”) among the Company, certain selling stockholders identified therein (the “Selling Stockholders”) and the Representatives, on behalf of the Underwriters, the Underwriters will agree to purchase a certain number of shares (the “Underwritten Shares”) of the Company’s common stock, $0.01 par value per share, from the Selling Stockholders;

B.                                    The Underwriters have agreed to sell an aggregate of [•] (subject to adjustment or reduction as set forth herein) Underwritten Shares (the “Repurchase Shares”) to the Company, and the Company has agreed to purchase the Repurchase Shares from the Underwriters, at the price and upon the terms and conditions set forth in this Agreement (the “Repurchase”); and

C.                                    The Selling Stockholders, the Company and the Underwriters intend to commence an underwritten public offering (the “Public Offering”) of the Underwritten Shares other than the Repurchase Shares.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

AGREEMENT

1.                                      Repurchase.

(a)                                 Subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b) below, the Company hereby agrees to purchase from each Underwriter, and each Underwriter, severally and not jointly, hereby agrees to sell to the Company, at a per share purchase price for each Repurchase Share equal to the per share price at which the Underwriters purchase the Underwritten Shares from the Selling Stockholders in the Public Offering (the “Per Share Purchase Price”), the number of Repurchase Shares (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Repurchase Shares to be purchased by the Company by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 to the Underwriting Agreement and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders pursuant to the Underwriting Agreement. Notwithstanding the foregoing, in the event that the product of the Per Share Purchase Price and the aggregate number of Repurchase Shares to be purchased by the Company (the “Aggregate Purchase Price”) is greater than $[•] million, the aggregate number of Repurchase Shares shall be reduced to be equal to (i) $[•] million divided by (ii) the Per Share Purchase Price, rounded down to the nearest whole share.

(b)                                 The obligation of the Company to purchase and the obligations of the several Underwriters to sell the Repurchase Shares in the Repurchase shall be subject to:

(i)                                    the execution of the Underwriting Agreement by the Company and the Representatives, on behalf of the Underwriters, on the date of pricing of the Public Offering, and the closing of the Public Offering pursuant to the terms of the Underwriting Agreement no later than 15 business days from the date hereof;

(ii)                                the aggregate number of Repurchase Shares purchased by the Underwriters from the Selling Stockholders pursuant to the terms of the Underwriting Agreement and received by the Underwriters at Closing being no less than the aggregate number of Repurchase Shares to be purchased by the Company hereunder; and

(iii)                            the receipt on or before the date of this Agreement and at closing by the Company of surplus and solvency opinions, in form substantially similar to the form previously provided to the Representatives, from Duff & Phelps, LLC stating that (a) the fair value of the assets of the Company on a consolidated basis will exceed the liabilities of the Company on a consolidated basis; (b) the Company should be able to pay its debts as they become due in the usual course of its business; (c) the Company will not have unreasonably small capital for the business in which the Company is engaged, as management of the Company has indicated the Company’s business is now conducted and as management of the Company has indicated that it intends to engage following the consummation of the Repurchase and the Public Offering; and (d) the fair value of the assets of the Company on a consolidated basis will exceed the sum of its liabilities on a consolidated basis, and the total capital.

(c)                                  The closing of the Repurchase (the “Closing”) shall take place simultaneously with the closing of the Public Offering at the offices of Cooley LLP, counsel for the Underwriters, or at such other time and place as may be agreed upon by the Company and the Representatives. Payment for the Repurchase Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Representatives, with any transfer taxes payable in connection with the sale of such Repurchase Shares duly paid by the Company. Payment for the Repurchase Shares shall be made against delivery to the Company of the Repurchase Shares through the facilities of The Depository Trust Company (“DTC”), or as may be agreed upon by the Company and the Representatives.

2.                                      Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the several Underwriters that:

(a)                                 The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)                                  The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

3.                                      Termination. This Agreement shall automatically terminate and be of no further force and effect, in the event that (a) the commencement of the Public Offering has not been publicly announced within five business days after the date hereof or (b) the conditions in paragraph 1(b) of this Agreement have not been satisfied within 15 business days after the date hereof.

4.                                      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

Advent Software, Inc.

600 Townsend Street

San Francisco, California 94103

Attention:  Chief Financial Officer

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention:  Mark A. Bertelsen and Melissa V. Hollatz

To the Representatives:

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Fax: (212) 622-8358

Attention: Equity Syndicate Desk

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Fax: (646) 855-3073

Attention: Syndicate Department

with a copy to:

Fax: (212) 230-8730

Attention: ECM Legal

With a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Attention:  Eric C. Jensen

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

5.                                      Miscellaneous.

(a)                                 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)                                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement. This Agreement and any other agreements ancillary hereto embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f)                                   No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g)                                 Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(h)                                 Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i)                                    Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction

(without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j)                                    Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Underwriters and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k)                                 Further Assurances. Each of the Company and the Underwriters shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l)                                    Expenses. Each of the Company and the Sellers shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(m)                             No Underwriting Commitment. Notwithstanding the foregoing, under no circumstances shall this Agreement be construed to be a commitment by the Underwriters to execute the Underwriting Agreement or underwrite the Underwritten Shares.

[SIGNATURES APPEAR ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:

ADVENT SOFTWARE, INC.

By:

Name:

Title:

REPRESENTATIVES:

J.P. MORGAN SECURITIES LLC

By:

Name:

Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:

Name:

Title:

For themselves and on behalf of the several Underwriters listed in Schedule 1 to the Underwriting Agreement.

[SIGNATURE PAGE TO STOCK REPURCHASE AGREEMENT]